 EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-114600, 333-121681, 333-127629, 333-130872, 333-143280) and the Registration Statement on Form S-8 (No. 333-119898) of Delcath Systems, Inc. of our report dated February 25, 2009, relating to the financial statements and the financial statement schedule which appear in this Annual Report on Form 10-K. We also consent to the reference to us under the heading “Selected Financial Data” in such Annual Report on Form 10-K.

/s/ CCR LLP

Glastonbury, Connecticut